     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 6, 2001
                                                       REGISTRATION NO. ________
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ---------------

                                   FORM S-8/A
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 ---------------

                            VITA FOOD PRODUCTS, INC.
             (Exact name of registrant as specified in its charter)

            Nevada                                               36-3171548
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)


2222 West Lake Street
  Chicago, Illinois                                                 60612
(Address of Principal                                            (Zip Code)
  Executive Offices)

                  AMENDED AND RESTATED VITA FOOD PRODUCTS, INC.
                1996 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS
                            (Full title of the plan)

                                Stephen D. Rubin
                                    President
                            Vita Food Products, Inc.
                              2222 West Lake Street
                             Chicago, Illinois 60612
                     (Name and address of agent for service)
                                 (312) 738-4500
          (Telephone number, including area code, of agent for service)

                 Please address a copy of all communications to:

                                 Leslee M. Cohen
              Much Shelist Freed Denenberg Ament & Rubenstein, P.C.
                        200 N. LaSalle Street, Suite 2100
                             Chicago, Illinois 60601
                            Telephone: (312) 346-3100

                         CALCULATION OF REGISTRATION FEE

========================================================================================================================
                                                    Amount     Proposed maximum    Proposed maximum      Amount of
              Title of securities                    to be       offering price    aggregate offering    registration
                      to be                      registered(1)    per share(2)          price (2)            fee
                   registered
------------------------------------------------------------------------------------------------------------------------
Common Stock (par value $0.01 per share)...        100,000           $2.53              $253,000           $63.25
------------------------------------------------------------------------------------------------------------------------
                Total......................                                            $253,000              $63.25
========================================================================================================================

(1) 100,000 additional shares are being registered for issuance pursuant to the Amended and Restated Vita Food Products, Inc. 1996 Stock Option Plan for Non-Employee Directors. This registration statement also covers such additional number of shares, presently undeterminable, as may become issuable under the Plan in the event of stock dividends, stock splits, recapitalizations or other changes in the common stock.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act of 1933. The fee is calculated on the basis of thE average of the high and low sale prices per share of common stock as quoted by the American Stock Exchange on July 30, 2001 (within five business days prior to filing this registration statement).

                                EXPLANATORY NOTE

         The contents of the previously filed Registration Statement on Form S-8 of Vita Food Products, Inc. with respect to the Vita Food Products, Inc. 1996 Stock Option Plan for Non-Employee Directors (File No. 333-52261) filed by Vita Food Products on May 8, 1998 (the "Original Filing") are hereby incorporated by reference. Any items in the Original Filing not expressly changed hereby shall be as set forth in the Original Filing. This Registration Statement is being filed to register additional shares of Common Stock (the "Additional Shares") which have been approved by the stockholders and directors of Vita Food Products for issuance under the Amended and Restated 1996 Stock Option Plan for Non-Employee Directors (the "Plan").


                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The document(s) containing information specified in Part I of this Registration Statement on Form S-8/A have been amended to reflect the increase in the number of shares authorized for issuance under the Plan and have been or will be sent or given to participants in the Plan as specified in Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the "Securities Act"). These document(s) are not being filed with the Securities and Exchange Commission but constitute (along with documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II the Original Filing) a prospectus that meets the requirements of Section 10(a) of the Securities Act. Vita Food Products will maintain a file of such documents in accordance with the provisions of Rule 428 and, upon request, will furnish to the SEC a copy or copies of all the documents included in such file.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 5.  Interests of Named Experts and Counsel.

         Certain legal matters in connection with the validity of the Additional Shares of Common Stock offered hereby will be passed upon for Vita Food Products by Much Shelist Freed Denenberg Ament & Rubenstein, P.C., Chicago, Illinois, which serves as the Company's general counsel. Jeffrey C. Rubenstein, a principal of Much Shelist Freed Denenberg Ament & Rubenstein, P.C., as of July 30, 2001, is the beneficial owner of 112,739 shares of the Common Stock of Vita Food Products, the fair market value of which exceeds $50,000, and is also a director of Vita Food Products.

Item 8.  Exhibits

Exhibit
Number                                Exhibit Title
-------                               -------------

4.1         Specimen Common Stock Certificate (incorporated by reference to
            Exhibit 4.1 to Registration Statement on Form S-8 of Vita Food Products, Inc. filed on May 8, 1998).

4.2 Vita Food Products, Inc. Amended and Restated 1996 Stock Option Plan for Non-Employee Directors (incorporated by reference to Appendix A of the Vita Food Products, Inc. Proxy Statement for its 2000 Annual Meeting of Stockholders).

5.1*        Opinion of Much Shelist Freed Denenberg Ament & Rubenstein, P.C.
            regarding legality.

23.1*       Expert Statement of BDO Seidman LLP.

23.2* Consent of Much Shelist Freed Denenberg Ament & Rubenstein, P.C. (included as part of Exhibit 5.1).

Exhibit
Number                                Exhibit Title
-------                               -------------

24.1 Power of Attorney (incorporated by reference to Exhibit 24.1 to Registration Statement on Form S-8 of Vita Food Products, Inc. filed on May 8, 1998).

------------------------------
*Filed herewith

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on August 6, 2001.


                                    VITA FOOD PRODUCTS, INC.



                                    By:  /s/ Stephen D. Rubin
                                       ----------------------------------------
                                                   Stephen D. Rubin
                                                    President and
                                               Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the following capacities on May 25, 2001.


         Signatures                                  Title
         ----------                                  -----

/s/ Stephen D. Rubin                       President and Director
---------------------------             (Principal Executive Officer)
Stephen D. Rubin


/s/ Stephen D. Rubin*           Executive Vice President, Secretary and Director
---------------------------
Clark L. Feldman


/s/ Clifford K. Bolen             Vice President, Chief Financial Officer and
---------------------------                         Treasurer
Clifford K. Bolen                           (Principal Financial and
                                               Accounting Officer)

/s/ Stephen D. Rubin*                               Director
---------------------------
Neal Jansen

/s/ Stephen D. Rubin*                               Director
---------------------------
Michael Horn

/s/ Stephen D. Rubin*                               Director
---------------------------
Stephen A. Rothstein

/s/ Stephen D. Rubin*                               Director
---------------------------
Jeffrey C. Rubenstein

/s/ John C. Seramur                                 Director
---------------------------
John C. Seramur

/s/ Joel D. Spungin                                 Director
---------------------------
Joel D. Spungin


*As agent-in-fact.

                                  EXHIBIT INDEX


Exhibit
Number                            Exhibit Title
-------                           -------------

4.1        Specimen Common Stock Certificate (incorporated by reference to
           Exhibit 4.1 to Registration Statement on Form S-8 of Vita Food Products, Inc. filed on May 8, 1998).

4.2 Vita Food Products, Inc. Amended and Restated 1996 Stock Option Plan for Non-Employee Directors (incorporated by reference to Appendix A of the Vita Food Products, Inc. Proxy Statement for its 2000 Annual Meeting of Stockholders).

5.1* Opinion of Much Shelist Freed Denenberg Ament & Rubenstein, P.C. regarding legality.

23.1*      Expert Statement of BDO Seidman LLP.

23.2* Consent of Much Shelist Freed Denenberg Ament & Rubenstein, P.C. (included as part of Exhibit 5.1).

24.1 Power of Attorney (incorporated by reference to Exhibit 24.1 to Registration Statement on Form S-8 of Vita Food Products, Inc. filed on May 8, 1998).


------------------------------
*Filed herewith


                                      E-1